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                                                                 SUB-ITEM 77Q3
AIM TAX-FREE INTERMEDIATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :      811-7890
SERIES NO.:        1

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
72DD    1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                                                        $ 2,240

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class A3                                                       $ 9,131
          Class Y                                                        $   686
          Institutional Class                                            $    58

73A     1 Dividends from net invesment income
          Class A                                                         0.2184

        2 Dividends for a second class of open end company shares
          Class A3                                                        0.2049
          Class Y                                                         0.2184
          Institutional Class                                             0.2173

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                                                         10,189

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class A3                                                        86,322
          Class Y                                                          6,519
          Institutional Class                                                240

74V.    1 Net asset value per share (to nearest cent)
          Class A                                                        $ 11.21

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class A3                                                       $ 11.21
          Class Y                                                        $ 11.20
          Institutional Class                                            $ 11.19
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